Exhibit (h)(15)

                AMENDMENT NO. 2 TO THE TRANSFER AGENCY AGREEMENT



     AGREEMENT made by and between Alliance Global Investor Services, Inc. ("AGIS") and Sanford C. Bernstein Fund, Inc. (the "Fund").

     WHEREAS, AGIS and the Fund are parties to a Transfer Agency Agreement dated as of February 1, 2002 for the provision of services for the Fund's series (each, a "Portfolio") listed on Schedule I attached to the Transfer Agency Agreement;

     WHEREAS, new classes of shares (collectively with the classes currently listed on Schedule I, the "Retail Classes") of each of the Tax-Managed International Portfolio, the International Portfolio and the Short Duration Plus Portfolio will become subject to the Transfer Agency Agreement; and

     WHEREAS, AGIS and the Fund desire to amend Schedule I to the Transfer Agency Agreement to add the Retail Classes of each of the Tax-Managed International Portfolio, the International Portfolio and the Short Duration Plus Portfolio;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, AGIS and the Fund hereby agree as follows:

     In accordance with Section 28 of the Transfer Agency Agreement, Schedule I to the Transfer Agency Agreement is deleted in its entirety and replaced by
Schedule I attached hereto.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 16th day of December, 2003.

                    SANFORD C. BERNSTEIN FUND, INC.

                    By: /s/ Christina Morse
                        ------------------------------------

                    Name: Christina Morse

                    Title: Assistant Secretary


                    ALLIANCE GLOBAL INVESTORS SERVICES,  INC.

                    By: /s/ Andrew L. Gangolf
                        ------------------------------------

                    Name: Andrew L. Gangolf

                    Title: Senior Vice President and Assistant General Counsel


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                    SCHEDULE I



New York Municipal Portfolio

AllianceBernstein Intermediate New York Municipal Class A shares
AllianceBernstein Intermediate New York Municipal Class B shares
AllianceBernstein Intermediate New York Municipal Class C shares



California Municipal Portfolio

AllianceBernstein Intermediate California Municipal Class A shares AllianceBernstein Intermediate California Municipal Class B shares AllianceBernstein Intermediate California Municipal Class C shares



Diversified Municipal Portfolio

AllianceBernstein Intermediate Diversified Municipal Class A shares AllianceBernstein Intermediate Diversified Municipal Class B shares AllianceBernstein Intermediate Diversified Municipal Class C shares



Short Duration Plus Portfolio

AllianceBernstein Short Duration Class A shares
AllianceBernstein Short Duration Class B shares
AllianceBernstein Short Duration Class C shares
AllianceBernstein Short Duration Class R shares


Tax-Managed International Portfolio

AllianceBernstein Tax-Managed International Class A shares
AllianceBernstein Tax-Managed International Class B shares
AllianceBernstein Tax-Managed International Class C shares



International Portfolio

AllianceBernstein International Class A shares
AllianceBernstein International Class B shares
AllianceBernstein International Class C shares
AllianceBernstein International Class R shares